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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 22, 1999

                                   Focal, Inc.
             (exact name of registrant as specified in its charter)

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
       Delaware             000-23247                    94-3142791
   (State or other    (Commission File No.)             (IRS Employer
   jurisdiction of                                 Identification Number)
   incorporation)
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      4 Maguire Road, Lexington, Massachusetts                02421
      (Address of principal executive offices)             (zip code)

                                 (781) 280-7800
              (Registrant's Telephone Number, including Area Code)

                                 With a copy to:

                             Steven D. Singer, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
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Item 5.           Other Events

         On October 22, 1999, Focal, Inc. (the "Company") issued a press release (which is attached hereto as an Exhibit) announcing that it had signed a North American Distribution and Co-Promotional Agreement with Genzyme Surgical Products ("Genzyme"), pursuant to which Genzyme will serve as the Company's exclusive distributor for surgical sealant products for pulmonary, cardiovascular and gastrointestinal surgery in North America following approval by the Federal Drug Administration. As part of this arrangement and pursuant to the terms of a Stock Purchase Agreement dated as of October 21, 1999, Genzyme also committed to purchase up to $20.0 million of Focal's Common Stock over an 18 month period, subject to the satisfaction of certain conditions.

Item 7.           Financial Statements and Exhibits

         (c)      Exhibits.

                  See Exhibit Index attached hereto






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                                    SIGNATURE
                             ----------------------

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FOCAL, INC.
                                    (Registrant)

Dated: November 5, 1999             By: /s/ W. Bradford Smith
                                        ---------------------------------------
                                        Name:    W. Bradford Smith
                                        Title:   Chief Financial Officer


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                                INDEX TO EXHIBITS

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
Exhibit No.                    Description
----------------               -----------------------------------------

99.1                           Press release dated October 22, 1999.


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